UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following notice of change of location relates to the proxy statement of Omega Flex, Inc. (the “Company”), dated April 23, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the board of directors of the company for use at the annual meeting of shareholders to be held on Wednesday, June 3, 2020 at 1:00 p.m. EDT. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 15, 2020. This notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION

TO A VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2020 AT 1:00 p.m. EDT

Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our shareholders, employees, partners and communities, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Omega Flex, Inc. has been changed to a virtual meeting format via webcast only, and will not be held at a physical location.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a “registered shareholder” at the close of business on April 6, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee (“beneficial owner”).

To be admitted to the Annual Meeting, please register for the meeting at https://www.omegaflex.com/2020shareholdermeeting. Please enter your name, e-mail address, and for registered shareholders, the 15-digit control number found on the proxy card, voter instruction form, or notice you previously received. After registering for the meeting, you will receive an email invitation to attend the virtual shareholder meeting at the designated date and time. Shareholders may vote in advance of the meeting: registered shareholders may vote at http://www.investorvote.com/OFLX using their 15-digit control number; benficial owners may vote their shares at www.proxyvote.com using their unique control number found on the written notice of availability of proxy materials. All meeting attendees will be able to submit questions during the Annual Meeting, and registered shareholders may vote by following the instructions available on the meeting website during the meeting. Beneficial owners wishing to cast their votes at the meeting must submit proof of a legal proxy prior to the meeting by sending an email with attached proof of proxy to secretary@omegaflex.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting

By Order of the Board of Directors,

Kevin R. Hoben,
Chairman and Chief Executive Officer

Exton, PA	Contact: Kevin R. Hoben
May 15, 2020	(860) 704-6820

Omega Flex, Inc. to Host

Virtual Annual Shareholder Meeting

June 3, 2020 at 1:00 p.m. EDT

Omega Flex, Inc. (the “Company”) will host a virtual annual meeting of shareholders at 1:00 p.m. EDT, Wednesday, June 3, 2020. The Company’s board of directors considered public health concerns resulting from COVID-19, and protocols issued by federal, state and local governments, in its decision to host a virtual meeting rather than offering an option to attend in-person. For the health and safety of shareholders, the meeting will be solely by means of remote communication via audio webcast.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders are entitled to participate in the Annual Meeting if they were a either a “registered shareholder” at the close of business on April 6, 2020, the record date, or if they hold a legal proxy for the meeting provided by their bank, broker, or nominee (“beneficial owner”).

To be admitted to the Annual Meeting, shareholders must register for the meeting at https://www.omegaflex.com/2020shareholdermeeting. By entering their name, e-mail address, and for registered shareholders, the 15-digit control number found on the proxy card, voter instruction form, or notice previously received. After registering for the meeting, shareholders will receive an email invitation to attend the virtual shareholder meeting at the designated date and time. Shareholders may vote in advance of the meeting: registered shareholders may vote at http://www.investorvote.com/OFLX using their 15-digit control number; benficial owners may vote their shares at www.proxyvote.com using their unique control number found on the written notice of availability of proxy materials. All meeting attendees will be able to submit questions during the Annual Meeting, and registered shareholders may vote by following the instructions available on the meeting website during the meeting. Beneficial owners wishing to cast their votes at the meeting must submit proof of a legal proxy prior to the meeting by sending an email with attached proof of proxy to secretary@omegaflex.com.

To ensure shareholder privacy, any personal information gathered during this registration will only be used for purposes of managing the 2020 annual shareholder meeting and the voting during the the meeting. No personal information submitted will be otherwise disclosed, sold, or transferred. Shareholders who wish to have their personal information deleted by the Company after the date of the shareholder meeting can submit a request by email to privacy@omegaflex.com or by calling (877) 825-7362.

A replay of the meeting will be available for 30 days following the event at www.omegaflex.com. A copy of the 2020 proxy statement and additional information regarding the annual meeting are available on the SEC Filings section of the company’s website.